Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

PLIANT CORPORATION, et al.,[1]	Case No. 06-10001 (MFW)

Debtors.	Jointly Administered

NOTICE OF EFFECTIVE DATE OF DEBTORS’ FOURTH AMENDED JOINT
PLAN OF REORGANIZATION AND BAR DATE FOR CERTAIN CLAIMS

PLEASE TAKE NOTICE that (a) as of the date hereof, all conditions precedent to the effective date (the “Effective Date”) of the above captioned Debtors’ Fourth Amended Joint Plan of Reorganization (the “Plan”), which was confirmed by order of the United States Bankruptcy Court for the District of Delaware on June 23, 2006 [Docket No. 923] (the “Confirmation Order”), have been satisfied or waived, and (b) the Effective Date has today occurred and for all purposes is and shall be July 18, 2006.

PLEASE TAKE FURTHER NOTICE that any and all professional persons employed by the Debtors or Official Committee of Unsecured Creditors shall file and serve all applications for final allowance of fees and expenses no later than August 17, 2006 at 4:00 p.m. (ET).  Such applications must be filed with the Bankruptcy Court and served on:

PLIANT CORPORATION
1475 Woodfield Road
Suite 700
Schaumburg, IL 60173
Telephone: (847) 969-3319
Facsimile: (847) 969-3338
Attn: Stephen T. Auburn

with a copy to:

1           The Debtors are: Uniplast Holdings, Inc. (Tax ID No. XX-XXX9589), Pliant Corporation (Tax ID No. XX-XXX6065), Pliant Corporation International (Tax ID No. XX-XXX3075), Pliant Solutions Corporation (Tax ID No. XX-XXX3872), Pliant Film Products of Mexico, Inc. (Tax ID No. XX-XXX0805), Pliant Packaging of Canada, LLC (Tax ID No. XX-XXX0929), Pliant Investment, Inc. (Tax ID No. XX-XXX0995), Alliant Company LLC (Tax ID No. XX-XXX6811), Uniplast U.S., Inc. (Tax ID No. XX-XXX9066), Uniplast Industries Co. (Tax ID No. N/A), and Pliant Corporation of Canada Ltd (Tax ID No. N/A) each with a mailing address of 1475 Woodfield Road, Suite 700, Schaumburg, Illinois 60173.

SIDLEY AUSTIN LLP
One South Dearborn Street
Chicago, Illinois 60603
Telephone: (312) 853-7000
Facsimile: (312) 853-7036
Attn: Larry J. Nyhan

-and-

YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
Attn: Robert S. Brady
Counsel to Debtors and Debtors-in-Possession

ANY PROFESSIONAL OF THE DEBTORS OR OFFICIAL COMMITTEE OF UNSECURED CREDITORS WHO FAILS TO FILE AN APPLICATION BY AUGUST 17, 2006 AT 4:00 P.M. (ET) SHALL BE FOREVER BARRED FROM SEEKING AND OBTAINING COMPENSATION AND REIMBURSEMENT FOR ITS SERVICES AND DISBURSEMENTS UNLESS SUCH DEADLINE IS EXTENDED BY THE REORGANIZED DEBTORS IN THEIR SOLE DISCRETION.

PLEASE TAKE FURTHER NOTICE THAT THE PLAN AND CONFIRMATION ORDER CONTAIN OTHER PROVISIONS THAT MAY AFFECT YOUR RIGHTS. YOU ARE ENCOURAGED TO REVIEW THE PLAN AND CONFIRMATION ORDER IN THEIR ENTIRETY.

Dated: Wilmington, Delaware July 18, 2006	Respectfully submitted,

SIDLEY AUSTIN LLP
James F. Conlan
Larry J. Nyhan
William A. Evanoff
Jessica C. Knowles
One South Dearborn Street
Chicago, Illinois 60603
Telephone: (312) 853-7000
Facsimile: (312) 853-7036

-and-

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Robert S. Brady (No. 2847)
Edmon L. Morton (No. 3856)
Kenneth J. Enos (No. 4544)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Counsel to the Debtors and Debtors-in-Possession